Exhibit 99(p)(34)

Codes of Ethics and Insider

Trading Policy for the following entities:

Heitman Capital Management LLC

Heitman International LLC

Collectively known as

“Heitman Private Equity Investment Advisers”

Heitman Real Estate Securities LLC

Heitman International Real Estate Securities GmbH

Heitman International Real Estate Securities HK Limited

Heitman International Real Estate Securities Pty Limited

Collectively known as

“Heitman Public Securities Investment Advisers”

Revised October, 2013

TABLE OF

CONTENTS

PAGE
Code of Ethics and Insider
Trading
I. Introduction	1
II. General Principles	1
III. Scope of the Code	2
IV. Standards of Business Conduct	3
V. Reporting and Certifications	13
VI. Recordkeeping	15
VII. Administration and Enforcement of the Code	16
Exhibit A
Reportable vs. Non-Reportable Securities - Examples	18
Exhibit B
Pre-Clearance Form	19
Exhibit C
Initial Holdings Report and Certification	20
Exhibit D
Quarterly Securities Transactions Report and Certification	22
Exhibit E
Annual Holdings Report and Certification	24
Exhibit F
Acknowledgement of Receipt of Amended Code(s) of Ethics	25
Exhibit G
Initial Acknowledgement and Certification of Supervised Person	26
(who is not an Access Person)
Exhibit H
Annual Acknowledgement and Certification of Supervised Person	27
(who is not an Access Person)

I.	INTRODUCTION

Heitman Private Equity Investment Advisers and Heitman Public Securities Investment Advisers (“we”, “the firm”, “the firms” or “the Advisers”) have adopted the Code of Ethics (“Code”) in accordance with Rule 204A-1 of the Investment Advisers Act of 1940 (the “Advisers Act”) and Rule 17j-1 of the Investment Company Act of 1940 (the “Act”). The firm developed the Code to promote the highest levels of ethical conduct among its officers, managers and employees (“Employees” or “you”). Among the purposes of the Code are to:

1.	educate Employees regarding the firms’ expectations and the laws governing Employees’ conduct;

2.	remind Employees that they are in a position of trust and must act with complete propriety at all times;

3.	protect the reputation of the firm;

4.	guard against violation of securities laws;

5.	protect our clients by avoiding and deterring misconduct; and

6.	establish procedures for Employees to follow so that the firm can assess whether Employees are complying with the firm’s ethical principles.

This Code addresses principles of ethical conduct including personal trading and other securities- related activities of Employees (and in some cases their Family Members (defined below)) and is an integral aspect of our compliance program.

II.	GENERAL PRINCIPLES

We have a fiduciary relationship with our clients. Accordingly, the firm owes its clients the utmost duty of loyalty, good faith and fair dealing. You are obligated to uphold these important duties and conduct yourself accordingly. We embrace the following general principles with respect to your conduct when acting on the firm’s behalf or in any capacity that affects the interests of the firm’s clients:

1.	The duty at all times to place the interests of our clients first and not take inappropriate advantage of your position of trust and responsibility;

2.	The requirement that you conduct personal securities transactions consistent with the Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility;

3.	The fiduciary principle that information concerning the security holdings and financial circumstances of clients is confidential;

4.	The principle that the firm and Employees will exercise independent, unbiased judgment in the investment decision-making process; and

5.	The importance of acting with honesty, integrity and professionalism in all aspects of our business.

These general principles and applicable securities laws of the various jurisdictions in which the firm operates govern all conduct, whether or not the conduct also is covered by more specific provisions below. We expect all of our Employees to abide by the Code both in word and in their actions. Failure to comply with the Code is a serious matter that may result in disciplinary action, up to and including termination of employment. If you have any questions or need clarification regarding what the Code does and does not permit, please do not hesitate to contact the firm’s Chief Compliance Officer (“CCO”) or a member of the compliance department.

Heitman does not tolerate fraudulent activity. Heitman requires all Employees to act honestly and with integrity at all times, and to safeguard the resources, tangible and intangible assets for which they are responsible. Should Heitman become aware that any Employee is involved in, or is assisting in the commission of fraud, Heitman will take appropriate action against such person and parties involved in such acts. Employees who are approached, either directly or through a nominee, to engage in fraud or engage in suspicious behavior or behavior detrimental to Heitman or its clients’ interests, to Heitman or its clients’ disadvantage, or who are offered a bribe or personal inducement, should report such incidents to their Supervisor, a compliance representative, the CCO or the Special Counsel. As set forth throughout our manuals and Codes, no retaliation will be taken against you for having done so. The CCO will report back to you about the results of his internal investigation of the reported event.

III.	SCOPE OF THE CODE

The Code addresses the personal trading and other securities-related conduct of Employees and is an integral aspect of our compliance program.

A. Persons Covered by the Code

The Code applies to all Employees of any one of Heitman’s Advisers each of whom is defined as a “Supervised Person” for purposes of the Code. Certain provisions of the Code also apply to “Family Members”. The term “Family Members” refers to your spouse, domestic partner, minor children, and relatives by blood or marriage living in your household.

Within the category of Supervised Persons, certain Employees are additionally categorized as “Access Persons” and, as a result, are required under the Code to periodically report their personal investment activities. “Access Person” means any Supervised Person who may have access to nonpublic information regarding publicly traded securities or who is involved in making investment recommendations to clients. Further, the CCO may designate additional persons as Access Persons who will be subject to the Code from time to time as appropriate (e.g., independent contractors or consultants).

At the commencement of your employment or whenever your job duties change, the applicable compliance representative will inform you whether your duties require you to be categorized as a Supervised Person and/or an Access Person.

Please ensure that all of your Family Members are made aware of any provisions in the Code that are applicable to them.

B. Securities Covered by the Code

The term “Reportable Security” as used in the Code means any stock, bond, futures contract, investment contract or any other instrument that is considered a “security” under the Investment Advisers Act.

The term is very broad and includes investments such as:

1.	options on securities, indexes and currencies;

2.	unit trusts and foreign mutual funds;

3.	hedge funds, and investment clubs and

4.	private placements and limited offerings.

The term Reportable Security does NOT include:

1.	direct obligations of the U.S. government;

2.	bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

3.	shares issued by money market funds;

4.	shares issued by open-end mutual funds other than “Reportable Funds”. The term “Reportable Funds” includes any fund for which the firm serves as an investment adviser or subadviser;

5.	shares issued by unit investment trusts that are invested exclusively in one or more open-end funds; and

6.	non-affiliated 529 Plans other than 529 Plans in which Reportable Funds are an underlying investment.

(See Exhibit A for examples of Reportable and Non-Reportable Securities.)

The Code applies to any Reportable Security in a Supervised Person’s and/or their Family Members’ Controlled Accounts. “Controlled Accounts” means any account that you (or your Family Member) controls, actively influences or makes the trading decisions with respect to Reportable Securities and have any direct or indirect “Beneficial Ownership” interest in. A Supervised Person has Beneficial Ownership when the Supervised Person or Family Member:

1.	can directly or indirectly derive a monetary benefit from the purchase, sale or ownership of a security and

2.	could be presumed to exercise investment decision-making powers or other influence or control.

The term Beneficial Ownership assumes that a person has beneficial ownership of securities held by Family Members.

Reportable Securities for all Supervised Persons and their Family Members managed by a third- party in a non-controlled (defined in the next sentence) advisory or brokerage account or acquired through an automatic dividend or capital gain reinvestment program are not subject to the reporting requirements contained in Section V.2. of the Code and are excluded from certain other provisions of the Code as noted. “Non-Controlled Account” means that the Supervised Person or Family Member has given trading discretion to another individual and does not influence or participate in the decision-making process of any transactions with respect to Reportable Securities.

IV.	STANDARDS OF BUSINESS CONDUCT

You are required to comply with certain standards of business conduct in accordance with the firm’s fiduciary obligations to clients. Heitman Employees must avoid situations that represent or give the appearance of a conflict of interest or impropriety.

A. Examples of Conflicts of Interest

Noted below are examples of Employee conduct that would or could create a conflict of interest and are prohibited by Heitman:

1.	Real Estate and/or Securities transactions between clients, Heitman, Heitman Affiliates, on the one hand and Heitman Employees on the other;

2.	Any circumstance that gives the appearance that Heitman or its Employees favor the interests of one client over another client without disclosure to the clients;

3.	Any Heitman Employee using knowledge about pending or current client transactions to profit personally, directly or indirectly, as a result of such transactions;

4.	Any Heitman Employee negotiating or making decisions regarding Heitman’s business with a vendor or supplier without disclosing the existence of the Employee’s personal investment or other relationship with the vendor or supplier; or

5.	Any Heitman Employee engaged in outside business interests or employment that conflicts with the proper performance of their duties as an Employee.

B. Compliance with Laws and Regulations

You must comply with all applicable securities laws. You are not permitted, in connection with the purchase or sale (directly or indirectly) of a security held or to be acquired by a client:

1.	To defraud a client in any manner;

2.	To mislead a client, including by making a statement that omits material facts;

3.	To engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon a client;

4.	To engage in any manipulative practice with respect to a client;

5.	To engage in any manipulative practice with respect to securities, including price manipulation; or

6.	To make any statement or circulate and disseminate any information concerning any security which you know or have reasonable grounds for believing is false or misleading or would improperly influence the market price of such security.

C. Insider Trading

1.	General Policy

You are prohibited from any trading, either personally or on behalf of others, while in possession of material nonpublic information. You are also prohibited from communicating material nonpublic information to others except in the ordinary course of your job duties. In addition, care should always be taken so that any such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be password- protected or otherwise restricted.

2.	Definition of Material Information

“Material information” generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider such information important in making an investment decision, or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that Supervised Persons should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. Information is nonpublic until it has been effectively communicated to the market place.

3.	Possession of Material Nonpublic Information

All Employees who come into possession of material nonpublic information are required to advise a compliance representative or the CCO immediately. All Supervised Persons are subject to the firm’s prohibitions on insider trading and any potential sanctions. Penalties for violating the firm’s insider trading policies and procedures may include civil injunctions, permanent bars from employment in the securities industry, civil penalties up to three times the profits made or losses avoided, criminal fines, and jail sentences.

4.	Safeguards and Controls

The firm has established the following procedures to safeguard against insider trading:

•	Restricted Stock List

The applicable compliance representatives maintain “Restricted Stock Lists (“List”)” for each of the Heitman Investment Advisers, if necessary, which contain the names of publicly traded securities which the compliance representative believes Employees may have access to inside information by virtue of their employment. Securities on the Restricted Stock List may not be purchased or sold without prior written approval by the CCO. Each respective Restricted Stock List is updated and distributed at least quarterly or more frequently as necessary. Disclosure of this List or its contents outside of Heitman or to any Heitman Employee in a different business unit is prohibited (i.e. recipients of the Heitman Private Equity List may not discuss it with any Heitman Public Securities Employee).

•	Personal Securities Transactions

Depending on the nature of the transaction, certain Reportable Securities transactions conducted by an Employee or Family Member in a Controlled Account require written pre-clearance by a compliance representative before the transaction can be executed. Further, certain transactions of Reportable Securities are restricted or prohibited by certain Employees. Refer to the “Personal Securities Transactions” section of the Code (Section IV.D.) for further detail and guidance.

•	Other Restrictions:

Service on a Board of Directors - Given the high potential for conflicts of interest and insider trading issues; you are generally prohibited from serving on the board of directors of a publicly traded company. On a case by case basis, Heitman’s CEO may provide a prior written waiver allowing an individual to serve as a director of a publicly traded company.

Outside Business Activities - You must disclose to a compliance representative or the CCO any personal interests that may present a conflict of interest or harm the reputation of the firm. Additionally, you must obtain prior written approval by the CEO for other outside activities that may create a potential conflict of interest for you or the firm, including outside business or investment activities (such as directorships, consulting engagements, outside business affiliations, or other positions with publicly traded companies) and acting as an executor or trustee (except in personal matters).

Communication Restrictions / Screening Violations - Because Employees may, in the course of their employment, have access to material nonpublic information about or otherwise affecting Publicly Traded REITs or REOCs or other securities or because an Employee may have a business relationship with respect to a Publicly Traded security, the firm has adopted a broad screening policy whereby all Employees are prohibited from communicating such information to any other Employee except in the performance of their job responsibilities. However, in no event should such information regarding Heitman Private Equity business be communicated to any Heitman Public Securities Employee and visa versa.

Any breach in the above restrictions that any Employee becomes aware must be reported as soon as possible to a compliance representative or the CCO.

D. Personal Securities Transactions

You (and your Family Members) are required to strictly abide by the firm’s policies and procedures regarding personal securities transactions.

You and your Family Members may not engage in any transaction involving certain Reportable Securities (as specified below) in a Controlled Account in which you or your Family Member has any Beneficial Ownership unless you obtain, in advance of the transaction, written pre-clearance from a compliance representative (See Exhibit B for a copy of the Pre-Clearance Form).

1.	Pre-clearance Requirement

You must obtain prior written pre-clearance from a compliance representative before purchasing, selling or transferring any of the following Reportable Securities in a Controlled Account as outlined below. Please refer to the flow charts on the following pages for further guidance.

•	Personal trading by any Employee or Family Member of Reportable Securities appearing on the Employee’s applicable Restricted Stock List in a Controlled Account

•	If you are a Heitman Public Securities Employee, personal trading by you or a Family Member in any publicly traded real estate investment trust (“REIT”) or real estate operating company (“REOC”) in a Controlled Account.

For public securities personnel, if the approved pre-clearance request involves a security held in a client portfolio, the compliance representative will review all trading activity in the subject securities for Client accounts for the 5 business days following the date of the Employee’s trade to determine if the security was traded for any Client accounts. If the security was in fact traded for any Client accounts, Compliance will determine if the Client(s) trades were less favorable than the Access Person’s trade. If the Client(s) trades were less favorable than the trade price received by the Employee or Family Member, the Employee or Family Member must disgorge the difference to a charity of their choice and provide evidence of the donation to Compliance. If the Client(s) trades were equal to or more favorable that the trade price received by the Access Person, no additional steps will be required.

•	Personal trading by an Employee or Family Member in any Private Placement or

Limited Offering in a Controlled Account

•	Personal trading in any Initial Public Offering (“IPO”) by any Employee or Family Member EXCEPT that an Approved Person of Heitman UK Limited [“HUK”] cannot trade an IPO in any account.

For publicly traded Reportable Securities, pre-clearance is valid only until the close of the second business day following the approval date. Employees must obtain additional pre-clearance if the trade is not completed before the authority expires.

With respect to a Private Placement or a Limited Offering, pre-clearance for a purchase or sale will expire upon the earlier of the expiration date for execution of such purchase or sale, if any, as reflected in the documents governing the Private Placement or Limited Offering, or upon the Employee becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Private Placement or Limited Offering or to the firm or any of its affiliates, which is sufficiently material so as to merit a resubmission of the investment.

For all approved pre-clearance requests (other than for Private Placements or Limited Offerings not traded on a securities exchange) the Employee must provide a compliance representative with the trade confirmation evidencing completion of the requested trade as soon as the trade confirmation is available but no later than 10 days of the transaction’s completion.

Again, a “Controlled Account” is any account where the Employee or Family Member controls, actively influences or makes the trading decisions with respect to Reportable Securities. (See Exhibit B for a copy of the Pre-Clearance Form).

Compliance may approve transactions which appear, upon reasonable inquiry and investigation, to present no reasonable likelihood of harm to any client and which do not violate these Policies. With respect to Private Placements or Limited Offerings, Compliance will consider, among other factors in approving such an investment, whether the investment opportunity should be reserved for clients and whether the opportunity is being offered to you by virtue of your position with the firm.

2.	Entity Specific Trading Restrictions or Prohibitions

You (and your Family Members) are restricted or prohibited from engaging in any transaction for the following Reportable Securities in a Controlled Account (and, in some cases, Non-Controlled Accounts) which you or your Family Member has any Beneficial Ownership.

•	HUK Approved Person

Personal trading in any IPO by any Employee who is an Approved Person of Heitman UK Limited or their Family Members is strictly prohibited. This strict prohibition is applicable for both Controlled Accounts and Non-Controlled Accounts! Refer to the decision tree which outlines the decision making process to conform to this requirement.

•	Public Securities Adviser Employee

i.	Personal trading in any REIT/REOC Reportable Securities Transaction by a Public Securities Adviser Employee or their Family Member in a Controlled Account requires pre-clearance. Please refer to the “Pre-Clearance Requirement” section of this Code which outlines additional responsibilities/considerations regarding this type of transaction.

ii.	Liquidating a security in any publicly traded REIT or REOC by a Public Securities Adviser Employee or their Family Member in a Controlled Account cannot result in a profit within 60 days of acquisition of such security. Refer to the decision tree which outlines the decision making process to conform to this requirement.

3.	Trading Restriction for all Employees regarding Heitman-Advised Mutual Funds.

Personal trading by any Employee or Family Member in any Heitman-Advised Mutual Fund in a Controlled Account may not be sold for at least 30 days after acquisition AND may not be sold for a profit for at least 90 days after acquisition. Heitman-Advised Mutual Funds means any mutual fund for which any direct or indirect subsidiary of Heitman LLC, including the Advisers, acts as a manager, adviser or subadviser.

4.	Excessive or Otherwise Inappropriate Trading

The firm understands that it is appropriate for Employees to participate in the public securities markets as part of their overall personal investment programs. As in other areas, however, this should be done in a way that creates no potential conflicts with the interests of any Heitman-Advised Mutual Fund or client portfolio. Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades or other measure as deemed appropriate by the CCO or other compliance representative), may compromise the best interests of any Heitman-Advised Mutual Funds or Portfolios if such excessive trading is conducted during work-time.

Accordingly, if the CCO or other compliance representative believes at any time that any Employee’s personal trading is either excessive or otherwise inappropriate, such personal trading transactions may not be approved or may be limited by the CCO or compliance representative.

Following are the types of securities transactions that could require pre-clearance as described above as well as decision trees that provide guidance as to what action is required for each type of transaction depending on the facts involved:

Personal trading by any Employee or Family Member of Reportable Securities appearing on the applicable Restricted Stock List in a Controlled Account

Is it a Controlled Account?
No
Transaction is permitted without restriction
Yes
Is the security on the applicable RSL?
No
Is person an employee of a Public Securities IA?
No
No
Yes
Yes
Transaction is prohibited unless an exception is granted
Is the security a REIT or REOC?
Pre-Clearance Form (Exhibit B) must be completed and submitted to Compliance
Yes
Go to Decision Tree 2 – Connector
A
Was an exception granted?
No
Transaction is prohibited
Yes
Transaction is permitted

DECISION TREE 1

Personal trading by any Employee or Family Member in any publicly traded real estate investment trust (“REIT”) or real estate operating company (“REOC”)

Is it a Controlled Account?
No
Transaction is permitted without restriction
Yes
Is person an employee of a Public Securities Investment Advisor?
No
Transaction is permitted without restriction
Yes
A
Is this the initial REIT or REOC securities trade?
No
Has the security been held for at least 60 days?
No
Security cannot be sold at a profit
Yes
Pre-clearance is required
Yes
Pre-Clearance Form (Exhibit B) must be completed and submitted to Compliance

DECISION TREE 2

Personal trading by an Employee or Family Member in any Private Placement or Limited Offering in a Controlled Account

Exception: Pre-clearance is hereby granted for all Heitman-sponsored vehicles, thus Employees do not need to request pre-clearance.

DECISION TREE 3

Personal trading in any Initial Public Offering (“IPO”) by any Employee or Family Member EXCEPT an Approved Person of HUK which cannot trade an IPO in any account

DECISION TREE 4

V.	REPORTING AND CERTIFICATIONS

Supervised Persons and Access Persons are each subject to initial and additional periodic reporting requirements. Those Employees who are also Registered Representatives and/or Approved Persons of a Heitman broker-dealer are subject to additional reporting requirements as outlined in their respective compliance broker-dealer manuals.

Access Persons and their Family Members are encouraged to direct their investment managers or brokers to provide to the respective compliance representative, on a timely basis, duplicate copies of all statements for all Controlled Accounts. Alternatively, if Heitman has established an electronic feed with the investment management or brokerage firm that holds an Access Person’s or their Family Member’s account, Access persons or their Family Members are expected to provide authorization to include this/these accounts on said feed.

Personal Securities Transaction and Certification Reporting

1.	Reporting Requirements for Supervised Persons who are not Access Persons

Within 10 days of commencement of employment or within 10 days of Compliance’s determination that designation as a Supervised Person is warranted, all Supervised Persons must submit an Initial Acknowledgement to the applicable compliance representative or other officer designated by the CCO, indicating that such Supervised Person has:

a.	received a copy of the amended Code;

b.	read and understand the provisions of the amended Code;

c.	agreed to comply with the provisions of the amended Code and

d.	agreed to promptly report to the CCO or applicable compliance representative any known or apparent violation of the amended Code of which such Supervised Person becomes aware. See Exhibit G for the Initial Acknowledgment Form.

Within 30 days after year-end, each Supervised Person must also submit to the applicable compliance representative or other officer designated by the CCO an Annual Acknowledgment indicating that such Supervised Person has complied with the requirements of the amended Code. See Exhibit H for the Annual Acknowledgement Form.

2.	Reporting Requirements for Access Persons

a.	Holdings Transaction Reports. Within 10 days of commencement of employment or within 10 days of Compliance’s determination that designation as an Access Person is warranted, all Access Persons must submit an Initial Holdings Report to the applicable compliance representative or other officer designated by the CCO indicating that such Access Person has:

i.	received a copy of the amended Code;

ii.	read and understand the provisions of the amended Code;

iii.	agreed to comply with the provisions of the amended Code and

iv.	agreed to promptly report to the CCO or applicable compliance representative any known or apparent violation of the amended Code of which such Access Person becomes aware.

See Exhibit C for the Initial Holdings Report and Certification.

This report also requires disclosure of information regarding all Controlled Accounts and all holdings in Reportable Securities in Controlled Accounts which such Access Person or his/her Family Members have a Beneficial Ownership (including Private Placements and Limited Offerings).

Information contained in the Initial Holdings Report should be current as of a date not more than 45 days before the Employee became an Access Person.

Access Persons are also required to submit an Annual Holdings Report within 30 days of year end. (If the custodian or Access Person provides duplicate statements or the Access Person provides electronic feed authorization for all Controlled Accounts where Reportable Securities are traded, then the only additional disclosure required annually are investments in Private Placements/Limited Offerings and Reportable Securities that are not held at an investment management or brokerage firm (such as stock certificates that are maintained by the Access Person or Family Member. See Exhibit E for the Annual Holdings Report and Certification.

Exception: Disclosure of Heitman-sponsored investment vehicles is not required on the Annual Holdings Report.

b.	Quarterly Transaction Reports. As an Access Person, you are required to submit to the applicable compliance representative, quarterly transaction reports indicating you have complied with the requirements of the amended Code and report all transactions in Reportable Securities in Controlled Accounts in which you or your Family Members have a beneficial interest. You must also disclose any account opened with any bank, broker or other entity during the quarter in which you or a Family Member maintains Beneficial Ownership in any security residing in such account or the ability to transact in any Reportable Security in such account. This means that even if you intend to only trade Non-Reportable Securities in the account, if the account bank, broker, or other entity would allow Reportable Securities to be traded in the account, you must report its establishment. This report must be submitted no later than 30 days after the end of each calendar quarter. See Exhibit D- Quarterly Securities Transactions Report and Certification. Certain types of transactions, listed in subsection 2d below, are not required to be included in these reports.

Exception: Disclosure of Heitman-sponsored investment vehicles is not required on the Quarterly Transaction Report.

c.	Confidentiality of Reports. All transactions, holdings and other reports made by you that are reported pursuant to the foregoing requirements under the Code will be kept confidential, except to the extent necessary to implement and enforce the provisions of the Code or to comply with requests for information from government authorities.

d.	Reporting Exemptions. You do not need to include any of the following in your reports:

i.	securities held in Non-Controlled Accounts over which you and/or your Family Members have no direct or indirect influence or control;

ii.	transactions effected pursuant to an automatic investment plan (including a dividend reinvestment plan) or systematic withdrawal; and

iii.	duplicate information contained in broker trade confirmations or account statements or provided via an electronic feed so long as the firm receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

3.	Acknowledgement of Amendments

To the extent material changes are made to the Code such amendments will be provided to all Supervised and Access Persons and you will be required to supply a written acknowledgement that you have:

a.	received a copy of the amended Code;

b.	read and understand the provisions of the amended Code;

c.	agreed to comply with the amended Code, and

d.	agreed to promptly report to the CCO or applicable compliance representative and known or apparent violations of the amended Code of which you become aware.

This document further acknowledges that any violation of the amended Code may be grounds for disciplinary action or dismissal and may be a violation of the securities laws in the various jurisdictions in which the firm operates.

See Exhibit F – Acknowledgement of Receipt of Amended Code of Ethics.

4.	Duplicate Brokerage Confirmations and Statements

You and your Family Members are strongly encouraged to direct your investment managers or brokers to provide duplicate copies of all statements to the appropriate compliance representative, for all securities accounts. Alternatively, if Heitman has established an electronic feed with the investment managers or brokers that hold your or your Family Member’s account, you are expected to authorize the inclusion of this/these accounts on said feed.

5.	Monitoring of Personal Securities Transactions

The applicable compliance representative is responsible for periodically reviewing personal securities transactions and holdings reports or ensuring that such information has been provided electronically or manually input into the automated system used by the Advisers. The Private Equity compliance representative is responsible for reviewing and monitoring the personal securities transactions of the compliance representative of Public Securities and visa versa.

VI.	RECORDKEEPING

The firm maintains the following records related to the Code in a readily accessible place:

1.	A copy of each Code that has been in effect at any time during the past five years;

2.	A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

3.	A record of written acknowledgments for each person who is currently, or within the past five years was, a Supervised Person or Access Person;

4.	Holdings and transactions reports made pursuant to the applicable Code(s), including any brokerage confirmation and account statements made in lieu of these reports;

5.	A list of persons who are currently, or within the past five years were Supervised Persons;

6.	A list of persons who are currently, or within the past five years were Access Persons;

7.	A list of persons who are currently, or within the past five years were Chief Compliance Officers;

8.	A record of any decision and supporting reasons for approving the acquisition of securities by Access Persons in a private placement or limited offering;

9.	A record of any pre-clearance requests and the decisions regarding such; and

10.	A record of any decision and supporting reasons for granting any Employee a waiver from or exception to the Code.

VII.	ADMINISTRATION AND ENFORCEMENT OF THE CODE

A. Training and Education

The CCO shall be responsible for training and educating Employees regarding the Code. Such training shall be mandatory for all Employees and shall generally occur on an annual basis and as determined necessary by the CCO.

B. Reports to Investment Companies

The CCO shall report to investment company clients as requested and as required by Rule 17j-1 under the Company Act.

C. Report to Senior Management

The CCO shall disclose to the CEO any material violations that are identified.

D. Reporting Violations

You are required to report actual or suspected violations of the firm’s Code promptly to the CCO or the applicable compliance representative, or in the case of a violation by the CCO, to Special Counsel or other senior management.

1.	Confidentiality

We will treat any report satisfying these requirements confidentially and will investigate it as promptly as required under the particular circumstances.

2.	Types of Reporting

You are obligated to report any:

a.	noncompliance with applicable laws, rules, and regulations;

b.	fraud or illegal acts involving any aspect of the firm’s business;

c.	material misstatements in regulatory filings, internal books and records, clients’ records or reports;

d.	activity that is harmful to clients; and

e.	material deviations from required controls and procedures that safeguard clients and the firm.

3.	Guidance

We encourage you to seek guidance from the applicable compliance representative or CCO or other senior management with respect to any action or transaction that may violate the Code and to refrain from any action or transaction with might lead to the appearance of a violation.

E. Sanctions

A violation of the Code may result in any disciplinary action that the CCO or senior management deems appropriate, including but not limited to a warning, fines, disgorgement, suspension, demotion or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities when appropriate.

F. Further Information Regarding the Code

You should contact the CCO to obtain any additional information about compliance and ethics issues.

G. Exceptions

The CCO is empowered to make reasonable exceptions to the requirements and prohibitions contained in the Code.

EXHIBIT A

Reportable vs. Non-Reportable Securities – Examples

ACCOUNT TYPE	HELD AT	SECURITIES/ CAPABILTIES	ACCOUNT DISCLOSABLE?	REPORTABLE SECURITY?
Checking/Savings Account	Bank	Cash only	No	No
Checking/Savings Account with Brokerage Privileges	Bank	Cash or securities	Yes	Yes for Reportable Securities
Certificate of Deposit Account	Bank	Certificate of Deposit	No	No
Trust Account	Bank	Cash or securities	Yes	Yes for Reportable Securities
Brokerage Account with Certificate of Deposit/ Cash/ Money Market and Brokerage Privileges	Broker	Cash, Certificate of Deposit or Securities	Yes	Yes for Reportable Securities
Brokerage Accounts (All other types–Individual, IRA, Custodial, Family)	Broker or Financial Firms	Securities	Yes	Yes for Reportable Securities
Money Market Account (similar to savings/checking account but earns higher interest for minimum deposits)	Bank	Cash only	No	No
Money Market Account with Brokerage Privileges	Broker	Cash or securities	Yes	Yes for Reportable Securities
Mutual Fund/Money Market Fund	Transfer Agent	Non-Affiliated Mutual Funds only	No	No
Mutual Fund/Money Market Fund	Transfer Agent	Affiliated or Non- Affiliated Mutual Funds	Yes	Yes for Reportable Funds
401K/Retirement/Employer Savings/Deferred Compensation Account	Retirement Plan Administrator, Custodian	Affiliated or Non- Affiliated Mutual Funds or Commingled /Unregistered Funds	Yes	Only the automatic transactions are exempt (Reportable Fund holdings initially/ annually)
Automatic Investment/ Dividend Reinvestment (Systematic Withdrawal) Plans (excluding Automatic 529s)	Broker, Corporate, Administrator, Transfer Agent, Bank	Any Mutual Funds or Securities	Yes	Only the automatic transactions are exempt (Reportable Securities holdings initially/ annually)
529 Plans (automatic and non- automatic contributions)	Broker, Administrator	Underlying Affiliated or Non-Affiliated Mutual Funds	Yes, if underlying Reportable Funds	Yes, if underlying Reportable Funds
Employee Stock/Option Plans	Corporate, Administrator, Custodian	Options/Stocks	Yes	Yes (holdings); automatic/ non-volitional transactions may be exempt
Individual/Group/Variable Life Insurance Contract	Bank, Insurance Company	Cash only	No	No
Variable Life Insurance Contract	Bank, Insurance Company	Underlying Affiliated or Non-Affiliated Mutual Funds	Yes	Yes if underlying Reportable Funds
Variable Annuity	Bank, Insurance Company	Underlying Affiliated or Non-Affiliated Mutual Funds	Yes	Yes if underlying Reportable Funds
Other Unit Investment Trusts	Broker, Distributor, Sponsor	Securities-Based	Yes	Yes
Futures Account	Futures Merchant	Commodities or Futures	No	No
Private Equity, Venture Capital, Hedge Fund Account and Investment-Related LPs/LLCs	Dealer, Promoter, Administrator	Limited Offerings	Yes	Yes (pre-clear)
Investments in all Heitman- sponsored real estate funds	Heitman	Limited Offerings	No	No hereby pre-cleared

EXHIBIT B

PRE-CLEARANCE FORM

1.	I hereby request pre-clearance for the Reportable Securities Requiring Pre-Clearance (as defined in the Securities Compliance Policies) listed below for me or my Family Member.

Account Number:

Brokerage firm:

Name of Security:

Ticker Symbol:

Number of Shares, Units or Contracts, or Face Amounts of Bonds:

If this investment is being purchased or sold in a private placement or limited offering, then supporting documentation (e.g. Offering Memorandum, Prospectus, etc.) must be attached to this request.

I shall direct my broker to provide a copy of a confirmation of the requested transaction to the Chief Compliance Officer, within 10 days of the transaction.

2.	Is any proposed transaction described above considered an Initial Public Offering (IPO) or Limited Offering? Yes: [ ] No: [ ]

Signature:			Signature:
	Employee			Compliance Representative

Name:			Name:

Date:		*	Date:

Conclusion and Explanation:

*	For publicly traded Reportable Securities, this pre-clearance will expire at the close of the second business day following the date the pre-clearance was granted. The Employee is required to obtain additional pre-clearance if the trade is not completed before the authority expires.

With respect to a Private Placement or Limited Offering, pre-clearance for a purchase or sale will expire upon the earlier of the expiration date for execution of such purchase or sale, if any, as reflected in the documents governing the Private Placement or Limited Offering, or upon the Employee becoming aware of the occurrence of any change in facts or circumstance, either with respect to the Private Placement or Limited Offering or to the firm or any of its affiliates, which is sufficiently material so as to merit a resubmission of the investment.

EXHIBIT C

INITIAL HOLDINGS REPORT AND CERTIFICATION

1.	By executing this document, I hereby acknowledge that I am an “Access Person” with respect to the following: (Please check as appropriate.):

(a)             one or more of the Heitman Private Equity Investment Advisers

(b)             one or more of the Heitman Public Securities Investment Advisers

(c)             both (a) and (b)

            I further acknowledge that I have received a copy of the amended Code of Ethics (“Code”), that I have read and understand the provisions of the amended Code, that I will comply with the provisions of the amended Code, and that I agree to promptly report to the CCO or applicable compliance representative any known or apparent violation of the amended Code, of which I become aware. I understand that any violation of the amended Code may be grounds for disciplinary action or dismissal and may also be a violation of the securities laws in the various jurisdictions in which the firm operates.

2.	As of the date below, I and/or my Family Members owned a direct or indirect Beneficial Ownership in the following Reportable Securities. [REMEMBER TO INCLUDE ANY REPORTABLE SECURITIES IN ANY IRAs AND 401(k) RETIREMENT PLANS, SUCH AS HEITMAN EMPLOYEE ADVANTAGE RETIREMENT TRUST]:

Title of Security and Ticker Symbol/CUSIP (or name of investment for private placement or limited offering)	Type of Security (stock, private placement, limited offering, etc.)	Number of Shares and/or Principal Amount	Name of Broker, Bank or Investment Manager or Custodian	Account Number

This report excludes any Reportable Securities held in my or my Family Members’ Non-Controlled Accounts (i.e. over which the undersigned Access Person or Family Member has no direct or indirect influence or control) and any Reportable Securities acquired through an automatic dividend or capital gain reinvestment program.

            Alternatively, I hereby certify that I have provided the applicable compliance representative with copies of appropriate statements.

3.	I hereby certify that I or my Family Members maintain the additional following Controlled Accounts, within which Reportable Securities can be traded, such as an employer sponsored 401k where you or your Family Member has elected a self directed option that allows the trading of Reportable Securities. I hereby certify that these accounts do not currently have any holdings in Reportable Securities.

Broker, Bank or Investment Manager

Signature		Signature
	Access Person		Compliance Representative

Name:		Name:

Date:		Date:
(No later than 10 days after becoming an Access Person)

EXHIBIT D

QUARTERLY SECURITIES TRANSACTIONS REPORT AND CERTIFICATION FOR THE CALENDAR QUARTER

ENDED:

This form will be distributed and collected electronically.

EXHIBIT E

ANNUAL HOLDINGS REPORT AND CERTIFICATION

This form will be distributed and collected electronically.

1.	As of December 31, 20 , I, and/or my Family Members owned a direct or indirect Beneficial Ownership in the following Reportable Securities. Please EXCLUDE transactions where the custodian or you have provided information to Heitman via duplicate statements or an electronic feed. Please INCLUDE private placements and limited offerings with the EXCEPTION of Heitman-sponsored investments. Investments in Heitman-sponsored investment vehicles do not need to be disclosed on this form.

Title of Security and Ticker Symbol/CUSIP (name of investment for limited offerings)	Type of Security (stock, limited offering, etc.)	Number of Shares and/or Principal Amount	Name of Broker, Bank or Custodian

Signature		Signature
	Access Person		Compliance Representative

Name:		Name:

Date:		Date:
(No later than 30 days after year-end)

EXHIBIT F

Acknowledgment of Receipt of Amended Code of Ethics

Employee Name (please print)

I hereby acknowledge that I: (1) have received a copy of the amended Code of Ethics (“Code”) effective October 2013; (2) have read and understand the provisions of the amended Code; (3) agree to comply with the amended Code; and (4) agree to promptly report to the CCO or applicable compliance representative any known or apparent violation of the amended Code, of which I become aware. I understand that any violation of the amended Code may be grounds for disciplinary action or dismissal and may also be a violation of the securities laws in the various jurisdictions in which the firm operates.

Signature

Date

EXHIBIT G

INITIAL ACKNOWLEDGEMENT AND CERTIFICATION OF SUPERVISED

PERSON WHO IS NOT AN ACCESS PERSON

By executing this document, I hereby acknowledge that I am a “Supervised Person” who is not an “Access Person” with respect to the following. (Please check as appropriate.)

            one or more of the Heitman Private Equity Investment Advisers one or more of the Heitman Public Securities Investment Advisers

I further acknowledge that I: (1) have received a copy of the amended Code of Ethics (“Code”), (2) have read and understand the provisions of the amended Code, (3) agree to comply with the amended Code; and (4) agree to promptly report to the Chief Compliance Officer or member of the compliance department any known or apparent violation of the amended Code; of which I become aware. I understand that any violation of the amended Code may be grounds for disciplinary action or dismissal and may also be a violation of the securities laws in the various jurisdictions in which the firm operates.

Signature		Signature
	Supervised Person		Compliance Representative

Name:		Name:

Date:		Date:
(No later than 10 days after becoming a Supervised Person)

EXHIBIT H

ANNUAL ACKNOWLEDGEMENT AND CERTIFICATION OF SUPERVISED

PERSON WHO IS NOT AN ACCESS PERSON

This form will be distributed and collected electronically.

By executing this document, I hereby acknowledge that I am a “Supervised Person” who is not an “Access Person” with respect to the following. (Please check as appropriate.)

            one or more of the Heitman Private Equity Investment Advisers one of more of the Heitman Public Securities Investment Advisers

I further acknowledge that I have complied with the requirements of the amended Code.

Signature		Signature
	Supervised Person		Compliance Representative

Name:		Name:

Date:		Date:
(No later than 30 days after year-end)